                                                                    EXHIBIT 10.2

                              ALLIED HOLDINGS, INC.
                  AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

                                    EFFECTIVE
                                 JANUARY 1, 2001

                              ALLIED HOLDINGS, INC.
                  AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

                                TABLE OF CONTENTS

ARTICLE I PURPOSE........................................................         1
ARTICLE II DEFINITIONS...................................................         1
   2.1 "Adjusted Fair Market Value"......................................         1
   2.2 "Agreement".......................................................         1
   2.3 "Award"...........................................................         1
   2.4 "Bank Balance"....................................................         2
   2.5 "Board"...........................................................         2
   2.6 "Cash Awards".....................................................         2
   2.7 "Cause"...........................................................         2
   2.8 "Change in Capitalization"........................................         2
   2.9 "Change in Control"...............................................         2
   2.10 "Code"...........................................................         3
   2.11 "Committee"......................................................         3
   2.12 "Company"........................................................         3
   2.13 "Deferral Plan"..................................................         3
   2.14 "Disability".....................................................         3
   2.15 "Division".......................................................         4
   2.16 "Eligible Employee"..............................................         4
   2.17 "Eligible Director"..............................................         4
   2.18 "Employee".......................................................         4
   2.19 "Exchange Act"...................................................         4
   2.20 "Fair Market Value"..............................................         4
   2.21 "Grantee"........................................................         4
   2.22 "Incentive Stock-Option".........................................         4
   2.23 "Maximum Goal"...................................................         5
   2.24 "Minimum Goal"...................................................         5
   2.25 "Nonqualified Stock Option"......................................         5
   2.26 "Option".........................................................         5
   2.27 "Optionee".......................................................         5
   2.28 "Performance Awards".............................................         5
   2.29 "Performance Goal"...............................................         5
   2.30 "Performance Period".............................................         5
   2.31 "Performance Shares".............................................         5
   2.32 "Performance Sharing Bank".......................................         5
   2.33 "Performance Unit"...............................................         5
   2.34 "Primary Goal"...................................................         5
   2.35 "Restricted Stock"...............................................         5
   2.36 "Retirement".....................................................         6
   2.37 "Shares".........................................................         6
   2.38 "Stock Appreciation Right".......................................         6


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
   2.39 "Subsidiary".....................................................         6
   2.40 "Successor Corporation"..........................................         6
   2.41 "Ten-Percent Stockholder"........................................         6
ARTICLE III ADMINISTRATION...............................................         6
   3.1 Powers of the Committee...........................................         6
   3.2 The Committee.....................................................         7
   3.3 Awards Issuable by the Board......................................         8
ARTICLE IV STOCK SUBJECT TO PLAN.........................................         8
   4.1 Number of Shares..................................................         8
   4.2 Shares Eligible After Expiration..................................         8
ARTICLE V ELIGIBILITY....................................................         8
ARTICLE VI OPTIONS.......................................................         9
   6.1 Purchase Price....................................................         9
   6.2 Duration..........................................................         9
   6.3 Non-transferability...............................................         9
   6.4 Vesting...........................................................         9
   6.5 Method of Exercise................................................         9
   6.6 Rights of Optionees...............................................        10
   6.7 Termination of Employment.........................................        10
   6.8 Modification or Substitution......................................        10
   6.9 Effect of Change in Control.......................................        10
ARTICLE VII STOCK APPRECIATION RIGHTS....................................        11
   7.1 Time of Grant.....................................................        11
   7.2 Stock Appreciation Right Related to an Option.....................        11
   7.3 Stock Appreciation Right Unrelated to an Option...................        12
   7.4 Method of Exercise................................................        12
   7.5 Form of Payment...................................................        13
   7.6 Restrictions......................................................        13
   7.7 Termination of Employment.........................................        13
   7.8 Modification or Substitution......................................        13
   7.9 Effect of Change in Control.......................................        13
ARTICLE VIII RESTRICTED STOCK............................................        14
   8.1 Rights of Grantee.................................................        14
   8.2 Non-transferability...............................................        14
   8.3 Lapse of Restrictions.............................................        14
   8.4 Termination of Employment.........................................        15
   8.5 Modification or Substitution......................................        15
   8.6 Treatment of Dividends............................................        15
   8.7 Delivery of Shares................................................        15
   8.8 Vesting...........................................................        15
ARTICLE IX PERFORMANCE AWARDS............................................        15
   9.1 Performance Goals.................................................        15
   9.2  Performance Shares...............................................        16
   9.3 Cash Awards.......................................................        16
   9.4 Effect of Change in Control.......................................        17
   9.5 Non-transferability...............................................        18
   9.6 Modification or Substitution......................................        18
ARTICLE X LOANS..........................................................        18
   10.1 Loans............................................................        18
   10.2 Maximum Amount of Loan...........................................        18


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
   10.3 Term.............................................................        18
   10.4 Repayment........................................................        18
   10.5 Security.........................................................        18
ARTICLE XI ADJUSTMENT UPON CHANGES IN CAPITALIZATION.....................        19
   11.1 Adjustments......................................................        19
   11.2 Limitations Regarding Incentive Stock Options....................        19
   11.3 Continuation of Conditions, Restrictions, Etc....................        19
ARTICLE XII EFFECT OF CERTAIN TRANSACTIONS................................       19
ARTICLE XIII RELEASE OF FINANCIAL INFORMATION............................        20
ARTICLE XIV TERMINATION AND AMENDMENT OF THIS PLAN.......................        20
   14.1 Termination......................................................        20
   14.2 Amendment........................................................        20
ARTICLE XV NON-EXCLUSIVITY OF THIS PLAN..................................        20
ARTICLE XVI LIMITATION OF LIABILITY......................................        21
ARTICLE XVII REGULATIONS AND OTHER APPROVALS, GOVERNING LAW..............        21
   17.1 Governing Law....................................................        21
   17.2 Conditions.......................................................        21
   17.3 Rule 16b-3.......................................................        21
   17.4 Authority of the Board...........................................        21
   17.5 Effect of Securities Laws........................................        22
   17.6 Registration.....................................................        22
ARTICLE XVIII MISCELLANEOUS..............................................        22
   18.1 Multiple Agreements..............................................        22
   18.2 Withholding of Taxes.............................................        23
   18.3 Designation of Beneficiary.......................................        23
   18.4 Notices..........................................................        24
ARTICLE XIX EFFECTIVE DATE...............................................        24


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

                              ALLIED HOLDINGS, INC.
                  AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

                                    ARTICLE I

                                     PURPOSE

         The Allied Holdings, Inc. Long-Term Incentive Plan (the "Plan") is restated as of January 1, 2001 to provide additional incentives to the officers, directors and certain other Employees of Allied Holdings, Inc. (the "Company") and its Subsidiaries (as hereinafter defined) whose contributions are substantial and essential to the continued growth and success of the Company's business; to strengthen their commitment to the Company and its Subsidiaries; to motivate such officers and Employees to perform their responsibilities faithfully, diligently, to the best of their ability and in the best interests of the Company; and, to attract and retain competent, qualified and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, this Plan authorizes the Company to grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, and Cash Awards to Eligible Employees (as each term is hereinafter defined) on the terms and conditions hereinafter set forth.

                                   ARTICLE II

                                   DEFINITIONS

         As used in this Plan, the following terms shall have the meaning set forth:

         2.1 "ADJUSTED FAIR MARKET VALUE" means, in the event of a Change in Control, the greater of (a) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in such Change in Control, or (b) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of such Change in Control.

         2.2 "AGREEMENT" means the written agreement between the Company and an Optionee or Grantee which evidences the grant of an Option or Award and sets forth the terms and conditions thereof.

         2.3 "AWARD" means a grant of Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Awards or any combination thereof.

         2.4 "BANK BALANCE" means the total of undistributed Cash Awards held in the Performance Sharing Bank.

         2.5      "BOARD" means the Board of Directors of the Company.

         2.6 "CASH AWARDS" means cash to be paid pursuant to the Award and Performance Sharing Bank System described in Section 9.3.

         2.7 "CAUSE" with respect to termination of the Participant's employment with the Company or any Subsidiary, means (i) the commission by Employee of an act constituting a felony and Employee's conviction thereof; (ii) Employee's prolonged absence, without the consent of Employer, other than as a result of Employee's Disability or permitted absence or vacation; (iii) conduct of Employee which amounts to fraud, dishonesty, gross or willful neglect of duties; or (iv) Employee's engaging in any activity which would constitute grounds for termination for cause by Employer or an of its subsidiaries or affiliates.

         2.8 "CHANGE IN CAPITALIZATION" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise which, in the judgment and sole discretion of the Board, is material or significant.

         2.9      "CHANGE IN CONTROL" means any of the following events:

         (a) The acquisition (other than from the Company) by any "Person" (as used for purposes of Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; or

         (b) The individuals who, as of the date of adoption of this Plan by the Board, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds ([OBJECT OMITTED]) of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds ([OBJECT OMITTED]) of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

         (c) Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to subsection (a) above, solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more Employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

         2.10 "CODE" means the Internal Revenue Code of 1986, as from time to time amended.

         2.11 "COMMITTEE" means the compensation committee (a) as may be appointed by the Board at any time who qualify as "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) and (b) to which the Board may delegate any or all of its duties under this Plan, and which may be disbanded at any time by the Board, all in accordance with Section 3.2 hereof.

         2.12     "COMPANY" means Allied Holdings, Inc., a Georgia corporation.

         2.13 "DEFERRAL PLAN" means the Allied Holdings, Inc. Deferred Compensation Plan.

         2.14 "DISABILITY" with respect to an Optionee or Grantee, shall conclusively be deemed to have occurred (a) if such Optionee or Grantee shall be receiving payments pursuant to a policy of long-term disability income insurance; or (b) if such Optionee or Grantee shall have no disability income insurance then in force, then if any insurance company insuring such Optionee's or Grantee's life shall agree to waive the premiums due on such policy pursuant to a disability waiver of premium provision in the contract of life insurance; or (c) if such Optionee or Grantee shall have no disability waiver of premium provision in any contract of life insurance, then if such Optionee or Grantee shall be receiving disability benefits from or through the Social Security Administration; provided, however, that in the event such Optionee's or Grantee's disability shall, otherwise and in good faith, come into question (and, for purposes of this proviso, "disability" shall mean the permanent and continuous inability of such Optionee or Grantee to perform substantially all of the duties being performed immediately prior to his disability coming into question), and a dispute shall arise with respect thereto, then such Optionee or Grantee (or his personal representatives) shall appoint a medical doctor, the Company shall appoint a medical doctor, and said two doctors shall, in turn, appoint a third party medical doctor who shall examine such Optionee or Grantee to determine the question of disability and whose determination shall be binding upon such Optionee or Grantee, the Company, and their respective successors and assigns.

         2.15 "DIVISION" means such operating units or divisions of the Company designated as a Division by the Board, if any.

         2.16 "ELIGIBLE EMPLOYEE" means any officer or certain other Employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the terms and conditions of this Plan. Only Employees in grade category 9 or above shall be eligible to participate in awards issued under Section 9.3, and only Employees in grade category 6 or above shall be eligible to participate in awards issuable under Section 9.2.

         2.17 "ELIGIBLE DIRECTOR" means any non-Employee member of the Board or any non-Employee member of the board of directors (or similar governing body, if any) of a Subsidiary.

         2.18     "EMPLOYEE" means any Employee of the Company or a Subsidiary.

         2.19 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as from time to time amended.

         2.20     "FAIR MARKET VALUE" means the value determined as follows:

         (a) If the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported; or

         (b) If the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported; or

         (c) If the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date;

provided, however, that if none of the foregoing shall be applicable, Fair Market Value shall mean the fair market value of the Shares as determined in good faith by the Board.

         2.21 "GRANTEE" means an Eligible Employee to whom an Award has been granted under this Plan.

         2.22     "INCENTIVE STOCK OPTION" means an Option within the meaning of
Section 422(b) of the Code.

         2.23 "MAXIMUM GOAL" means an outstanding level of performance of the Company, a Subsidiary or a Division during a Performance Period for which a Performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

         2.24 "MINIMUM GOAL" means a minimum level of performance of the Company, a Subsidiary or a Division during a Performance Period for which a Performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

         2.25 "NONQUALIFIED STOCK OPTION" means an Option which is not an Incentive Stock Option.

         2.26 "OPTION" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

         2.27 "OPTIONEE" means an Eligible Employee to whom an Option has been granted under this Plan.

         2.28 "PERFORMANCE AWARDS" means Performance Units, Performance Shares, Cash Awards, or any combination of them.

         2.29 "PERFORMANCE GOAL" means a goal set by the Committee which, if achieved, shall result in the payment of an Award. If so provided pursuant to an Agreement, an Award may be partially paid if a Performance Goal is not fully attained.

         2.30 "PERFORMANCE PERIOD" means the time period specified by the Committee at the time a Performance Award is granted during which the performance of the Company, a Subsidiary or a Division shall be measured, which period shall be not less than one fiscal year.

         2.31 "PERFORMANCE SHARES" means potential rights to receive Restricted Stock which are granted under Article IX of this Plan.

         2.32 "PERFORMANCE SHARING BANK" means the record of account maintained by the Company to which Cash Awards shall be credited. No actual fund or trust shall exist.

         2.33 "PERFORMANCE UNIT" means an Award granted under Article IX of this Plan.

         2.34 "PRIMARY GOAL" means a challenging and above average level of performance of the Company, a Subsidiary or a Division during a Performance Period for which a Performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

         2.35 "RESTRICTED STOCK" means Shares issued or transferred to an Eligible Employee which are subject to restrictions established by the Committee at the time the Restrictive Stock is awarded to such Eligible Employee. Restricted Stock may be subject to restrictions which lapse over time without regard to the performance of the Company, a Subsidiary or a Division pursuant to
Article VIII hereof or may be awarded as Performance Shares pursuant to Article IX hereof.

         2.36 "RETIREMENT" means the voluntary termination of employment by a Grantee or Optionee at any time after such Grantee or Optionee attains age sixty-five (65).

         2.37 "SHARES" means the no par value common stock of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

         2.38 "STOCK APPRECIATION RIGHT" means a right to receive all or some portion of the increase in the value of the Shares pursuant to Article VII hereof.

         2.39 "SUBSIDIARY" means (a) Allied Systems, Ltd., a Georgia limited partnership, and (b) any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2.40 "SUCCESSOR CORPORATION" means a corporation, or a parent or subsidiary thereof within the meaning of Section 425(a) of the Code, which issues or assumes a stock option in a transaction to which Section 425(a) of the Code applies.

         2.41 "TEN-PERCENT STOCKHOLDER" means an Eligible Employee who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a parent or a subsidiary of the Company.

                                   ARTICLE III

                                 ADMINISTRATION

         3.1 POWERS OF THE COMMITTEE. This Plan shall be administered by the Committee and, subject to the express terms and conditions set forth herein, the Committee shall have the power, from time to time:

         (a) To determine those Eligible Employees to whom Options shall be granted under this Plan and the number of Incentive Stock Options, Nonqualified Stock Options, or both, to be granted to each Eligible Employee; to prescribe the terms and conditions (which need not be identical) of each Option, including without limitation the purchase price per Share subject to each Option; and, to make any amendment or modification to any Agreement consistent with the terms of this Plan;

         (b) To determine those Eligible Directors to whom Nonqualified Stock Options shall be granted under this Plan and the number of Nonqualified Stock Options to be granted to each Eligible Director; to prescribe the terms and conditions (which need not be identical) of each Option, including without limitation the purchase


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

                  price per Share subject to each Option; and, to make any amendment or modification to any Agreement consistent with the terms of this Plan;

         (c) To select those Eligible Employees to whom Awards shall be granted under this Plan and to determine the number of Performance Units, Performance Shares, Shares of Restricted Stock, Stock Appreciation Rights, or all or any of them, to be granted pursuant to each Award; to prescribe the terms and conditions of each Award, including without limitation the restrictions or performance criteria relating to such Units, Shares or Rights, the maximum value of each Performance Unit and Performance Share and whether Stock Appreciation Rights will be granted along with, in conjunction with, or related to, an Option; and, to make any amendment or modification to any Agreement consistent with the terms of this Plan;

         (d) To select those Eligible Directors to whom Awards shall be granted under this Plan and to determine the number of Performance Units, Performance Shares, Shares of Restricted Stock, Stock Appreciation Rights, or all or any of them, to be granted pursuant to each Award; to set annual incentives and performance based measures; to prescribe the terms and conditions of each Award, including without limitation the restrictions or performance criteria relating to such Units, Shares or Rights, the maximum value of each Performance Unit and Performance Share and whether Stock Appreciation Rights will be granted along with, in conjunction with, or related to, Nonqualified Stock Options; and, to make any amendment or modification to any Agreement consistent with the terms of this Plan;

         (e) To construe and interpret this Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of this Plan, including without limitation correcting any defect or supplying any omission in, or reconciling any inconsistency in, this Plan or in any Agreement, in such manner and to such extent it shall deem necessary or advisable to make this Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, each Subsidiary, Optionees and Grantees, as the case may be;

         (f) To determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of this Plan;

         (g) To exercise its discretion with respect to the powers and rights granted to it as set forth in this Plan; and

         (h) To exercise, generally, such powers and to perform such acts as it shall deem necessary or advisable to promote the best interests of the Company with respect to this Plan.

         3.2 THE COMMITTEE. In addition to the powers described in Section 3.1, the Committee shall have such powers and duties as shall be expressly delegated in writing by the Board. The Board may, at the time of delegating such duties, specify the minimum number of meetings to be held each calendar year; the number of members of the Committee that shall constitute a quorum; and the requisite vote of the Committee needed to adopt or defeat any proposal. In the event of a failure of the Board to specify the matters described in the preceding sentence, the Committee may establish its own rules of governance. Anything in this Plan to the contrary notwithstanding, the Board may, at any time after the appointing of a Committee and for any reason, disband the Committee, at which time any and all powers and duties previously delegated to the Committee shall revert to the Board. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Agreements, Options or Awards, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

         3.3 AWARDS ISSUABLE BY THE BOARD. The Board may grant any awards available under the Plan except Incentive Stock Options and awards described in
Article IX to Eligible Directors. When the Board does so, it shall have all those powers described in Sections 3.1 and 3.2 which are vested in the Committee with respect to such awards.

                                   ARTICLE IV

                              STOCK SUBJECT TO PLAN

         4.1 NUMBER OF SHARES. The maximum number of Shares that may be issued or transferred pursuant to Options and Awards under this Plan shall be One Million Five Hundred Thousand (1,500,000) Shares (or such number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to Article XI hereof provided that the number of shares available under the Plan may be increased pursuant to action by the shareholders of the Company) and the Company shall reserve for the purposes of this Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined, from time to time, by the Board so long as the aggregate number of shares so reserved shall not exceed the maximum set forth above.

         4.2 SHARES ELIGIBLE AFTER EXPIRATION. Whenever any outstanding Option or Award or portion thereof expires, is canceled, is forfeited or is otherwise terminated for any reason (other than by exercise of the Option or any Stock Appreciation Right), the Shares allocable to the expired, canceled, forfeited or otherwise terminated portion of such Option or Award may again be the subject of Options and Awards hereunder.

                                    ARTICLE V

                                   ELIGIBILITY

         Subject to the terms and conditions of this Plan, the Committee shall have full and final authority to select those Eligible Employees and Eligible Directors who shall receive Options, Awards, or both; provided, however, that no Eligible Employee shall receive any Incentive Stock Options unless such Eligible Employee shall be an Employee of the Company, a parent or a subsidiary (within the meaning of Section 422 of the Code) at the time the Incentive Stock Option is granted. No Eligible Director shall receive any Incentive Stock Options.

                                   ARTICLE VI

                                     OPTIONS

         The Committee may, at any time and from time to time during the term of this Plan, grant Options in accordance with this Plan and the terms and conditions of the Option shall be set forth in an Agreement; each Option and Related Agreement shall be subject to the following terms and conditions:

         6.1 PURCHASE PRICE. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement; provided, however, that the purchase price per Share under each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share at the time the Option is granted (one hundred ten percent (110%) in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

         6.2 DURATION. Options granted hereunder shall be for such term as the Committee shall determine; provided, however, that no Option shall be exercisable after the expiration of ten (10) Years from the date it shall be granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, after the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

         6.3 NON-TRANSFERABILITY. No Option shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by such Optionee or such Optionee's guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

         6.4 VESTING. Subject to Section 6.9 hereof, each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof, at any time and from time to time.

         6.5 METHOD OF EXERCISE. The exercise of an Option shall be made only by a written notice (a) delivered in accordance with Section 18.4 hereof to the Secretary or an officer of the Company at the Company's principal executive office, (b) specifying the number of Shares to be purchased and accompanied by payment therefor and (c) otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise and, in the sole discretion of the Committee, either in cash, by check, or by transferring Shares to the Company upon such terms and conditions as determined by the Committee. The written notice pursuant to this Section 6.5 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such in the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option and the Agreement evidencing any related Stock Appreciation Right to the Secretary or an officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

         6.6 RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered the Shares to the Optionee, and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

        6.7 TERMINATION OF EMPLOYMENT. An Agreement shall set forth the terms and conditions of the Option upon the termination of the Optionee's employment with the Company, Subsidiary or Division, as applicable (including a Grantee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division), as the Committee may, in its discretion, determine at the time the Option is granted or thereafter; provided, however, that no Option shall be exercisable beyond its maximum term as set forth in Section 6.2 hereof.

         6.8 MODIFICATION OR SUBSTITUTION. Subject to the terms of this Plan, the Committee may, in its discretion, modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall adversely alter or impair any rights or obligations under the Agreement without the Optionee's prior written consent.

         6.9 EFFECT OF CHANGE IN CONTROL. Notwithstanding anything contained in this Plan or an Agreement to the contrary, in the event of a Change in Control, (a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable; (b) each Optionee shall be permitted to surrender for cancellation, within sixty (60) days after such Change in Control, any Option or portion of an Option to the extent not yet exercised; and (c) upon cancellation, each Optionee shall be entitled to receive a cash payment in an amount equal to:

                  (i) in the case of a Non-Qualified Stock Option, the excess of the greater of the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to such Option or portion thereof surrendered or the Adjusted Fair Market Value of the Shares subject to such Option or portion thereof surrendered over the aggregate purchase price for such Shares under such Option; or

                  (ii) in the case of an Incentive Stock Option, the excess of the Fair Market Value, at the time of surrender, of the Shares subject to such Option or portion thereof surrendered over the aggregate purchase price for such Shares under such Option;

provided, however, that in the case of an Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months after the date of grant of any such Option.

                                   ARTICLE VII

                            STOCK APPRECIATION RIGHTS

         The Committee may, in its discretion, either alone or in connection with the grant of an Option grant Stock Appreciation Rights in accordance with this Plan and such terms and conditions as shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Article VII, be subject to the same terms and conditions as the related Option.

         7.1 TIME OF GRANT. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

         7.2        STOCK APPRECIATION RIGHT RELATED TO AN OPTION.

         (a) Payment. A Stock Appreciation Right granted in connection with an Option shall entitle the holder thereof to receive payment of an amount computed pursuant to Section 7.2(c) below upon exercise of the Stock Appreciation Right or any portion thereof.

         (b) Exercise. Subject to Section 7.6 hereof, a Stock Appreciation Right granted in accordance with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and shall not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

         (c) Amount of Payment. Except as otherwise provided in Section 7.9 below, upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying

                  (i) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by

                  (ii) the number of Shares as to which such Stock Appreciation Right is being exercised.

                  Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

         (d) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option related thereto shall be deemed to be exercised and shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 6.9 hereof, the Stock Appreciation Right related thereto shall be deemed to be exercised and shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

         7.3 STOCK APPRECIATION RIGHT UNRELATED TO AN OPTION. The Committee may grant to Eligible Employees Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 7.6 below), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. The amount payable upon exercise of a

Stock Appreciation Right shall be determined in accordance with Section 7.2(c) or Section 7.9 hereof, as the case may be, except that "Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right" shall be substituted in clause (i) of Section 7.2(c) for "per share purchase price under the related Option."

         7.4 METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in accordance with
Section 18.4 hereof to the Secretary or an officer of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary or an officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

         7.5 FORM OF PAYMENT. Payment of the amount determined under Sections 7.2(c) or Section 7.3 may be made, in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share shall be made in cash.

         7.6 RESTRICTIONS. No Stock Appreciation Right may be exercised before the date six (6) months after the date it is granted, unless the death or Disability of the Grantee occurs before the expiration of the six (6) month period.

         7.7 TERMINATION OF EMPLOYMENT. The Agreement shall set forth the terms and conditions of the Award upon the termination of the Grantee's employment with the Company, Subsidiary or a Division (including a Grantee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division) as the Committee may, in its discretion, determine at the time the Stock Appreciation Right is granted or thereafter.

         7.8 MODIFICATION OR SUBSTITUTION. Subject to the terms of this Plan, the Committee may modify outstanding Awards of Stock Appreciation Rights or accept the surrender of outstanding Awards of Stock Appreciation Rights (to the extent not exercised) and grant new Awards in substitution therefor. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

         7.9 EFFECT OF CHANGE IN CONTROL. Notwithstanding anything contained in this Plan to the contrary, in the event of a Change in Control, subject to Section 7.6 hereof, all Stock Appreciation Rights shall become immediately and fully exercisable. Notwithstanding Section 7.2(c), Section 7.3 and Section 7.5 hereof, upon the exercise of a Stock Appreciation Right or any portion thereof during the sixty (60) day period following a Change in Control, the amount payable shall be in cash and shall be determined by reference to

         (a) in the case of a Stock Appreciation right related to a Non-Qualified Stock Option or a Stock Appreciation Right not related to an Option, the greater of (i) the Fair Market Value of the Shares on the date preceding the date of such exercise and (ii) the Adjusted Fair Market Value of the Shares on the date of such exercise; or

         (b) in the case of a Stock Appreciation Right related to an Incentive Stock Option, the Fair Market Value of the Shares on the date of such exercise;

provided, however, that in the case of a Stock Appreciation Right granted within six (6) months prior to the Change in Control to any Grantee who may be subject to liability under Section 16(b) of the Exchange Act, such Grantee shall be entitled to exercise such Grantee's Stock Appreciation Right during the sixty
(60) day period commencing upon the expiration of six (6) months from the date of grant of any such Stock Appreciation Right.

                                  ARTICLE VIII

                                RESTRICTED STOCK

         The Committee may grant Awards of Restricted Stock, and may issue Shares of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Without limiting the generality of the foregoing, such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and conditions:

         8.1 RIGHTS OF GRANTEE. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee shall have executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement or any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

         8.2 NON-TRANSFERABILITY. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8.3 below, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

         8.3      LAPSE OF RESTRICTIONS.

         (a) Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine.

         (b) Effect of Change in Control. Notwithstanding anything contained in this Plan to the contrary, in the event of a Change in Control, all restrictions upon any Shares of Restricted Stock (other than Performance Shares) shall lapse immediately and all such Shares shall become fully vested in the Grantee.

         8.4 TERMINATION OF EMPLOYMENT. The Agreement shall set forth the terms and conditions of an Award of Restricted Stock upon the termination of the Grantee's employment with the Company, a Subsidiary, or a Division (including a Grantee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

         8.5 MODIFICATION OR SUBSTITUTION. Subject to the terms of this Plan, the Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Awards of Restricted Stock (to the extent not exercised) and grant new Awards in substitution therefor. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

         8.6 TREATMENT OF DIVIDENDS. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at an annual rate as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, shall be made upon the lapsing of restrictions imposed on such Shares, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares pursuant to Section 8.4 hereof or otherwise.

         8.7 DELIVERY OF SHARES. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

         8.8 VESTING. Subject to Section 8.3 hereof, each Award of Restricted Stock shall vest at such times as may be designated by the Committee and set forth in the Agreement.

                                   ARTICLE IX

                               PERFORMANCE AWARDS

         9.1 PERFORMANCE GOALS. Performance Goals for Performance Awards may be expressed in terms of (a) earnings per Share, (b) pre-tax profits, (c) net earnings or net worth, (d) return on equity or assets, (e) any combination of the foregoing, or (f) any other standard or standards deemed appropriate by the Committee at the time the Award is granted subject to ratification by the shareholders. Performance Goals may be based on the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Division. Prior to the end of a Performance Period, the Committee, in its discretion, may adjust the Performance Goals to reflect a Change in the Capitalization, a change in the tax rate or book tax rate of the Company or any Subsidiary, or any other event which may materially affect the performance of the Company, a Subsidiary or a Division, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property by the Company, a Subsidiary or a Division.

         9.2 PERFORMANCE SHARES. The Committee may, in its discretion, grant Awards of Performance Shares, which shall be payable as Restricted Stock if Performance Goals set by the Committee for the Performance Period to which such Performance Shares relate are met. Performance Shares shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement may provide for partial payment of Performance Shares if Performance Goals are not met. Each Agreement may contain restrictions and terms and conditions as the Committee may, in its discretion, require. Performance Shares which become Restricted Stock upon attainment (or partial attainment, if so specified in an Agreement) of a Performance Goal shall, upon issuance of the Restricted Stock, be subject to the rules applicable to Restricted Stock as set forth under Article VIII. Unless the Agreement provides otherwise, if the Grantee's employment with the Company and its Subsidiaries terminates due to the Grantee's Retirement, Disability or death, all of the Grantee's unvested shares of Restricted Stock shall vest immediately. However, unless the Agreement provides otherwise, if the Grantee's employment with the Company or its Subsidiary terminates for any reason other than the Grantee's Retirement, Disability or death, the Grantee's unvested shares of Restricted Stock shall be forfeited on the date of such termination of employment.

         9.3 CASH AWARDS. The Committee may, in its discretion, grant Cash Awards to Eligible Employees. Such Awards shall be payable solely in cash from the Performance Sharing Bank provided Performance Goals set by the Committee for the Performance Period to which such Cash Awards relate are met. Cash Awards shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement may provide for partial payment of Cash Awards if Performance Goals are not met. Each Agreement may contain restrictions, and terms and conditions as the Committee may, in its discretion, require.

         (a) Payment of Awards. After the end of each Performance Period, provided the specified Performance Goal in the applicable Agreement is met so as to justify a Cash Award, a Grantee's Cash Award shall be added to his account in the Performance Sharing Bank. After such addition, thirty-three percent (33%) of the Grantee's Bank Balance shall be paid to him, in cash, as soon as administratively practicable after the last day of the Performance Period to which such Award relates. A Participant may elect to defer receipt of a Cash Award which would otherwise be payable to him during a calendar year if he elects to so defer pursuant to the terms of the Company's Deferred Compensation Plan.

         (b) Termination of Employment. The Agreement shall set forth the terms and conditions of the grant of Cash Awards upon the termination of the Grantee's employment with the Company, a Subsidiary, or a Division (including a Grantee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter. Unless the Agreement provides otherwise, if the Grantee's employment with the Company and its Subsidiaries terminates during the Performance Period due to the Grantee's Retirement, Disability, death, or involuntary termination without Cause (whether due to corporate reorganization, job elimination, Change in Control or otherwise), the Grantee shall be entitled to a cash payment of his undistributed Bank Balance as soon as administratively practicable after such termination of employment. Unless the Agreement provides otherwise, subject to Section 9.4, if the Grantee's employment with the Company or a Subsidiary terminates during the Performance Period for any reason other than the Grantee's Retirement, Disability, death, or involuntary termination without Cause (whether due to corporate reorganization, job elimination, Change in Control or otherwise), the Grantee's Bank Balance will be forfeited on the date of such termination of employment. If a Grantee's employment is terminated during a Performance Period involuntarily without Cause (whether due to corporate reorganization, job elimination, Change in Control or otherwise), or due to death or Disability, and a Cash Award would have been paid to the Participant's Performance Sharing Bank if the Grantee had remained employed throughout the entire Performance Period, then a credit shall be made to such Grantee's Performance Sharing Bank equal to the credit which would have been made had the Grantee been employed for the entire Performance Period, pro rated for the number of days the Grantee actually was employed during the Performance Period.

         (c) Maximum Awards under Sections 9.2 and 9.3. In no event shall a Grantee's combined vested Restricted Stock resulting from Performance Share Awards (i.e. which vest during the calendar year and become Shares) and Cash Awards payable to the Grantee from the Performance Sharing Bank for a calendar year exceed $1,000,000, and any excess amounts shall be carried forward to the next calendar year for payment, subject to the same $1,000,000 limitation in such succeeding year.

         9.4 EFFECT OF CHANGE IN CONTROL. Notwithstanding anything contained in this Plan to the contrary, in the event of a Change in Control:

                  (a) With respect to Cash Awards, the Grantee shall be entitled to receive a pro rata share of the Cash Award which would have been payable for the entire Performance Period in which such Change in Control occurs, provided that the Cash Award shall be calculated as if the Performance Goal was exactly achieved. The pro rata share shall be based on the number of days during the Performance Period which precede the date of the Change in Control. Subject to any conditions the Committee may specify, the Grantee shall also be entitled to receive a cash payment equal to the amount of the Grantee's Bank Balance, if any, immediately prior to, upon or as soon as administratively practicable after such Change in Control.

                  (b) With respect to Performance Shares, all Performance Goals for the Performance Period in which the Change of Control occurs shall be deemed met and all restrictions on such Performance Shares shall lapse immediately. All Performance Shares shall be converted to Restricted Stock. All Restricted Stock shall be fully vested, so as to convert such Restricted Stock to Shares.

         9.5 NON-TRANSFERABILITY. No Performance Awards shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution.

         9.6 MODIFICATION OR SUBSTITUTION. Subject to the terms of this Plan, the Committee may modify outstanding Performance Awards or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution therefor. Notwithstanding the foregoing, no modification of a Performance Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's written consent.

                                    ARTICLE X

                                      LOANS

         10.1 LOANS. The Company or any Subsidiary may make loans to a Grantee or Optionee in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan including the rate of interest (if any) imposed by the Committee from time to time.

         10.2 MAXIMUM AMOUNT OF LOAN. No loan made under this Plan shall exceed the sum of (a) the aggregate purchase price payable pursuant to the Option with respect to which the loan is made, plus (b) the amount of the reasonably estimated income taxes payable by the Optionee or Grantee with respect to the Option or Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such Shares.

         10.3 TERM. No loan shall have an initial term exceeding ten (10) years; provided, however, that loans under this Plan shall be renewable at the discretion of the Committee.

         10.4 REPAYMENT. Loans under this Plan may be satisfied by an Optionee or Grantee either in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to the cash amount for which such Shares are transferred.

         10.5 SECURITY. Each loan shall be secured by a pledge of Shares with a Fair Market Value of not less than the principal amount of the loan. After partial repayment of a loan, pledged Shares no longer required as security may be released into escrow or pursuant to the terms of the Option, Award or escrow agreement to the Optionee or Grantee (as the case may be).

                                   ARTICLE XI

                    ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         11.1 ADJUSTMENTS. In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to
(a) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under this Plan, (b) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under this Plan, and (c) the purchase price therefor, if applicable.

         11.2 LIMITATIONS REGARDING INCENTIVE STOCK OPTIONS. Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 425(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 425 of the Code.

         11.3 CONTINUATION OF CONDITIONS, RESTRICTIONS, ETC. If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock, securities, Performance Units or Performance Shares (other than rights or warrants to purchase securities), such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Performance Units or Performance Shares pursuant to the Award or Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

                                   ARTICLE XII

                         EFFECT OF CERTAIN TRANSACTIONS

         Subject to Sections 6.9, 7.9, 8.3(b) and 9.5 hereof, in the event of
(a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a "Transaction"), this Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms and each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any option or Award or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share.

                                  ARTICLE XIII

                        RELEASE OF FINANCIAL INFORMATION

         A copy of the Company's annual report to stockholders shall be delivered to each Optionee and Grantee at the time such report is distributed to the Company's stockholders. Upon reasonable request the Company shall furnish, as soon as reasonably practicable, to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act since the end of the Company's prior fiscal year.

                                   ARTICLE XIV

                     TERMINATION AND AMENDMENT OF THIS PLAN

         14.1 TERMINATION. This Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of its effective date and no Option or Award may be granted thereafter. The Board may sooner terminate or amend this Plan (other than to reduce the rights of Optionees and Grantees, as the case may be, under Sections 6.9, 7.9, 8.3(b) and 9.5 hereof), at any time and from time to time; provided, however, that to the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve (12) months before or after the date of adoption of such amendment.

         14.2 AMENDMENT. Except as provided in Articles XI and XII hereof, rights and obligations under any Option or Award granted before any amendment of this Plan shall not be adversely altered or impaired by such amendment, except with the written consent of the Optionee or Grantee, as the case may be.

                                   ARTICLE XV

                          NON-EXCLUSIVITY OF THIS PLAN

         The adoption of this Plan by the Board and approval by the Company's shareholders shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable.

                                   ARTICLE XVI

                             LIMITATION OF LIABILITY

         As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in this Plan shall be construed to:

                  (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

                  (b) give any person any rights whatsoever with respect to Shares except as specifically provided in this Plan;

                  (c) limit in any way the right of the Company to terminate the employment of any person at any time; or

                  (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

                                  ARTICLE XVII

                 REGULATIONS AND OTHER APPROVALS, GOVERNING LAW

         17.1 GOVERNING LAW. This Program and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof, except to the extent that such law is preempted by federal law.

         17.2 CONDITIONS. The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

         17.3 RULE 16B-3. This Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of this Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of this Plan.

         17.4 AUTHORITY OF THE BOARD. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder. The Board, in its sole discretion, may also make Awards to Eligible Directors except in no case shall the Board award such Eligible Directors Incentive Stock Options.

         17.5 EFFECT OF SECURITIES LAWS. Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to this Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

         17.6 REGISTRATION. The Company shall have no obligation to register, under any federal or state securities laws, any Shares acquired pursuant to this Plan. Notwithstanding anything contained in this Plan to the contrary, in the event that the disposition of Shares acquired pursuant to this Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to this Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall bear an appropriate legend to reflect their status as restricted securities as aforesaid.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

         18.1 MULTIPLE AGREEMENTS. The terms of each Option or Award may differ from other Options or Awards granted under this Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of this Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options, Awards, or both may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

         18.2     WITHHOLDING OF TAXES.

         (a) The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option or Award. If an Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Optionee or Grantee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the Withholding Taxes to the Company, the Optionee or Grantee may make a written election (the "Tax Election") which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option or pursuant to an Award having an aggregate Fair Market Value equal to the Withholding Taxes, provided that (i) in respect of an Optionee or Grantee who may be subject to liability under Section 16(b) of the Exchange Act (unless his or her employment was terminated due to Disability or death), (A) the Optionee or Grantee makes the Tax Election at least six (6) months after the date the Option or Award was granted and (B) the Tax Election is made either at least six (6) months prior to the date that the amount of the Withholding Taxes are determined (the "Tax Date") or during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings, (ii) the Tax Election is made prior to the Tax Date, and (iii) the Tax Election is irrevocable; provided, however, in the event that the Tax Date occurs subsequent to the exercise of the Option or issuance of Shares, the Optionee or Grantee shall tender back to the Company on the Tax Date that number of Shares having a Fair Market Value on the date preceding the Tax Date at least equal to the Withholding Taxes.

         (b)      If an Optionee makes a disposition, within the meaning of
                  Section 425(c) of the Code and Regulations promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of the Option within the two (2) year period commencing on the day after the date of the grant or within the one year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.

         18.3 DESIGNATION OF BENEFICIARY. Each Optionee and Grantee may designate a person or persons to receive, in the event of his or her death, any Option or Award or any amount payable pursuant thereto, to which he or she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee or Grantee fails effectively to designate a beneficiary, then his or her estate shall be deemed to be the beneficiary.

         18.4 NOTICES. All notices, requests, demands and other communications required of or from any Grantee or Optionee under, or in connection with, this Plan (other than pursuant to Article XIII hereof) shall be in writing, and shall be deemed to have been duly given if delivered or mailed by registered or certified mail and return receipt requested, postage prepaid, or by overnight courier service, charges prepaid, to the Company at its then current main business office address; all such notices shall be deemed duly given on the day delivered or, if mailed, on the fifth day following the postmark date.

                                   ARTICLE XIX

                                 EFFECTIVE DATE

         The effective date of this Plan shall be January 1, 2001 provided that any Awards issued after 2000 shall be subject to the approval of this Restated Plan by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Georgia within twelve (12) months of such adoption.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed and delivered by its officer, all as of the _____ day of __________, 200_.

ATTEST:                                      ALLIED HOLDINGS, INC.


                                             By:
-------------------------------------           --------------------------------
Its Secretary

[CORPORATE SEAL]                             Title:
                                                   -----------------------------

                              ALLIED HOLDINGS, INC.
                           PERFORMANCE SHARE AGREEMENT

         THIS PERFORMANCE SHARE AGREEMENT is made as of the _____ day of ___________, _____ (the "Grant Date"), between Allied Holdings, Inc., a Georgia corporation (the "Company"), and ___________________________ (the "Grantee").

         WHEREAS, the Company has adopted the Allied Holdings, Inc. Long-Term Incentive Plan, as restated as of January 1, 2001, to provide additional incentive to certain officers and employees of the Company and its Subsidiaries (the "Plan"); and

         WHEREAS, the Grantee has been selected to receive a Performance Share Award on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. INCORPORATION OF PLAN. This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan, the provisions of which are incorporated herein by reference, and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof.

         2. SPECIAL DEFINITIONS. As used in this Agreement, the following terms shall have the meaning set forth:

         (a) "Actual Net Income" means the Net Income of the Company, or if the Performance Goal is limited to a Subsidiary or Division, the Net Income of such Subsidiary or Division, for the Performance Period.

         (b) "Maximum Stock Award" means the maximum number of Shares available to be awarded as Restricted Stock as set forth on Exhibit A.

         (c) "Net Income" means the income, net of expenses of the Company (or a Subsidiary or Division, if applicable) calculated for Performance Period according to generally accepted accounting principles (GAAP).

         (d) "Net Income Threshold" means the dollar amount equal to the percentage specified in Exhibit A under "Net Income Threshold" multiplied by the Performance Goal for Net Income for the Performance Period.


                                     1 of 6

         (e) "Performance Goal for Net Income" shall mean a Net Income amount which, if it is exactly realized by the Company (or Division or Subsidiary if applicable) for a Performance Period, shall result in full crediting of a Maximum Stock Award.

         3.       GRANT OF STOCK

         (a) The Company hereby grants to Grantee such whole Shares (the "Restricted Stock") as set forth in Exhibit A, the provisions of which are incorporated herein by reference, subject to, and in accordance with, the terms and conditions set forth in this Agreement, and subject to the restrictions of
Section 3(b) of this Agreement.

         (b) Grantee shall be awarded such percentage of the Maximum Stock Award as Restricted Stock as follows:

                  (i) If the Performance Goal for Net Income is achieved or exceeded during the Performance Period, Grantee shall be awarded 100% of the Maximum Stock Award.

                  (ii) If the Net Income Threshold is not achieved during the Performance Period, Grantee shall be awarded 50% of the Maximum Stock Award.

                  (iii) If the Net Income Threshold is achieved but the Performance Goal for Net Income is not achieved, Performance Shares shall be awarded in a number which shall equal the ratio of the Actual Net Income divided by the Performance Goal for the Net Income multiplied by the Maximum Stock Award.

         4. VESTING. Each Award of Restricted Stock shall be one-third (1/3) vested as of the first day following the Performance Period to which such Award relates. (This is so even though the exact Award is not determined until after such day.) Thereafter, provided the Grantee remains employed by the Company or its Subsidiary, an additional one-third (1/3) of the Restricted Stock shall vest on the first anniversary of the first day following the Performance Period to which the award of such Shares relate. Provided the Grantee remains employed by the Company or its Subsidiary, all shares of an Award of Restricted Stock shall be one hundred percent (100%) vested on the second anniversary of the first day following the Performance Period to which the Award of such Shares relates. If the Grantee's employment with the Company or its Subsidiary terminates due to the Grantee's Retirement, Disability or death, all of the Grantee's unvested shares of Restricted Stock shall immediately become one hundred percent (100%) vested. If the Grantee's employment with the Company or its Subsidiary is terminated for any other reason, the Grantee shall be entitled to all shares of Restricted Stock already vested and all unvested shares of such Restricted Stock shall be forfeited. If any shares are forfeitable upon such termination, Grantee shall surrender his Certificate to the Company for cancellation, and the Company shall issue a new stock certificate to the Grantee for the Restricted Stock which was nonforfeitable on the date of such termination.

         5. WITHHOLDING OF TAXES. The Company may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such Subsidiary to the Grantee the


                                     2 of 6
requisite tax upon the amount of taxable income, if any, recognized by the Grantee in connection with the issuance of any Restricted Stock, or the effect of any Restricted Stock becoming nonforfeitable, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Grantee or by payment to the Company by the Grantee of the required withholding tax, as shall be determined by the Company.

         6. DIVIDENDS AND VOTING RIGHTS. The Participant shall be entitled to receive any dividends paid with respect to shares of Restricted Stock that become payable during the Restricted Period; provided, however, that no dividends shall be payable to or for the benefit of the Participant with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock. The Participant shall be entitled to vote the shares of Restricted Stock during the Restricted Period to the same extent as would have been applicable to the Participant if the Participant was then vested in the shares; provided, however, that the Participant shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock.

         7. EFFECT OF CHANGE IN CONTROL. Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, all Restricted Stock shall become immediately nonforfeitable as of the effective date of such Change of Control.

         8. NONTRANSFERABILITY. The rights herein granted to Grantee shall not be transferable other than by will or by the laws of descent and distribution.

         9. LEGEND ON STOCK CERTIFICATE. Any Restricted Stock issued pursuant to this Agreement shall have endorsed thereon legends substantially as follows:

                  "THE VOTING AND OWNERSHIP RIGHTS IN THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN PERFORMANCE SHARE AGREEMENT (THE "AGREEMENT") DATED AS OF ______________, _____, BY
                  AND BETWEEN ALLIED HOLDINGS, INC. (THE "COMPANY") AND THE HOLDER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. PURSUANT TO THE AGREEMENT (A) ONE-THIRD (1/3) OF THE SHARES EVIDENCED BY THIS CERTIFICATE BECOME NONFORFEITABLE ON THE FIRST ANNIVERSARY OF THE LAST DAY OF THE PERFORMANCE PERIOD TO WHICH SUCH AWARD RELATES AND AN ADDITIONAL ONE-THIRD (1/3) BECOME NONFORFEITABLE ON EACH OF THE SECOND AND THIRD ANNIVERSARIES OF SAID LAST DAY OF THE PERFORMANCE PERIOD TO WHICH SUCH AWARD RELATES; AND
                  (B) ALL SHARES EVIDENCED BY THIS CERTIFICATE NOT
                  PREVIOUSLY


                                     3 of 6

                  NONFORFEITABLE BECOME NONFORFEITABLE UPON THE
                  OCCURRENCE OF A "CHANGE OF CONTROL," AS DEFINED IN THE PLAN PURSUANT TO WHICH THE AGREEMENT WAS
                  CREATED.

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH STATE SECURITIES LAW.

In addition, the Certificate or any other certificates evidencing Restricted Stock shall bear such legends and shall be subject to such restrictions on transfer as may be necessary to comply with all applicable federal and state securities laws and regulations.

         10. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Grantee's employment at any time.

         11. ADJUSTMENTS. In the event of a Change in Capitalization, the Board or the Committee, as applicable, shall make appropriate adjustments to the number and class of Restricted Stock or other stock or securities subject to the Plan. Such adjustment shall be made in accordance with the provisions of Article XI of the Plan and shall be effective and final, binding, and conclusive for all purposes of the Plan and this Agreement.

         12. TERMINATING EVENTS. Subject to Section 4 hereof, upon the effective date of a merger or consolidation of the Company (hereinafter referred to as a "Transaction"), all rights with respect to the Restricted Stock shall continue in effect and the Grantee shall be entitled to receive in respect of all Restricted Stock, the same number and kind of stock, securities, cash, property, or other consideration that each holder of nonforfeitable the Company stock was entitled to receive in the Transaction.

         13. MODIFICATION OF AGREEMENT. This Agreement can be modified, amended, suspended or terminated, and any terms or conditions can be waived, but only by a written instrument executed by the parties hereto.

         14. SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.


                                     4 of 6

         15. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts-of-laws principles thereof.

         16. SUCCESSORS IN INTEREST. This Agreement shall inure to the benefit of, and be binding upon, each successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee and Grantee's heirs, executors, administrators and successors.

         17. RESOLUTION OF DISPUTES. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Company's Board of Directors or Committee. Any determination made hereunder shall be final, binding, and conclusive on the Grantee and the Company for all purposes.

         18. MISCELLANEOUS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single document. As used herein, the masculine, feminine and neuter shall each include the others and the singular and plural shall each include the other, and this Agreement shall be read accordingly when required by the facts. As used herein, "the Company" includes not only Allied Holdings, Inc., but also each subsidiary thereof, and this Agreement shall be read accordingly when required by the facts.

         IN WITNESS WHEREOF, the Grantee has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized Officers, all the day and year first set forth above.

GRANTEE:                                     ALLIED HOLDINGS, INC.

                                             By:
-----------------------------------             --------------------------------
[NAME]

                                             Its:
                                                 -------------------------------


                                     5 of 6

                                    EXHIBIT A

                  PERFORMANCE MEASURES AND MAXIMUM STOCK AWARD

         Following are the performance measures and Maximum Stock Award pursuant to the attached Agreement:

         Grantee:
                 ---------------------------------------------------------------

         Grant Date:
                    ------------------------------------------------------------

         Performance Period--Fiscal Year of the Company Ended:
                                                              ------------------

         Maximum Stock Award:
                             ------------------------------------------

         Net Income Threshold (%):
                                  -------------------------------------

         Performance Goal for Net Income:
                                         ------------------------------


Dated:
      ---------------------------------

GRANTEE:                                     ALLIED HOLDINGS, INC.


                                             By:
---------------------------------------         --------------------------------
[NAME]
                                             As Its:
                                                    ----------------------------


                                     6 of 6

                             ALLIED HOLDINGS, INC.
                              CASH AWARD AGREEMENT


         THIS CASH AWARD AGREEMENT is made as of the _____ day of ___________, _____ (the "Grant Date"), between Allied Holdings, Inc., a Georgia corporation (the "Company"), and ___________________________ (the "Grantee").

         WHEREAS, the Company has adopted the Allied Holdings, Inc. Long-Term Incentive Plan, as restated as of January 1, 2001, to provide additional incentive to certain officers and employees of the Company and its Subsidiaries (the "Plan"); and

         WHEREAS, the Grantee has been selected to receive a Cash Award on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. INCORPORATION OF PLAN. This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan, the provisions of which are incorporated herein by reference, and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof.

         2. SPECIAL DEFINITIONS. As used in this Agreement, the following terms shall have the meaning set forth:

         (a) "Actual Net Income" means the Net Income of the Company, or if the Performance Goal is limited to a Subsidiary or Division, the Net Income of such Subsidiary or Division, for the Performance Period.

         (b) "Award Percentage" means the Grantee's percentage share of the total Award Pool.

         (c) "Award Pool" means the total amount awarded to all Grantees under the Cash Award portion of the Plan for the Performance Period.

         (d) "Maximum Award Pool" means Award Pool which shall be granted if the Actual Net Income equals or exceeds the Maximum Awardable Net Income.

         (e) "Maximum Awardable Net Income" means the Net Income amount necessary to produce the Maximum Award Pool.


                                     1 of 6

         (f) "Net Income" means the income, net of expenses, of the Company (or a Subsidiary or Division, as applicable) calculated for the Performance Period according to generally accepted accounting principles (GAAP).

         (g) "Net Income Threshold" means the percentage (not more than 100%) of the Performance Goal for Net Income for the Performance Period as specified in Exhibit A.

         (h) "Performance Goal for Net Income" shall mean a Net Income amount which, if it is exactly realized by the Company (or Division or Subsidiary if applicable) for a Performance Period, shall result in full crediting of a Cash Award equal to the Grantee's Award Percentage of the Full Award to the Grantee's Performance Sharing Bank.

         (i) "Full Award" shall mean the amount which shall be credited to all Grantees' Performance Sharing Banks if the Performance Goal for Net Income is attained but not exceeded.

         3.       GRANT OF AWARD.

         (a) The Company hereby grants to Grantee such Cash Award as set forth in Exhibit A, the provisions of which are incorporated herein by reference, subject to, and in accordance with, the terms and conditions set forth in this Agreement, subject to the provisions of Section 3(b).

         (b)      Grantee shall be awarded a Cash Award equal to the following:

                  (i) If the Actual Net Income for the Performance Period does not equal at least the Net Income Threshold, Grantee shall not receive a Cash Award for the Performance Period.

                  (ii) If the Actual Net Income for the Performance Period equals or exceeds the Net Income Threshold, Grantee shall be awarded a Cash Award equal to the product of the Award Percentage multiplied by the Award Pool. The Award Pool shall equal one-hundred percent (100%) of the Full Award, but no more, if the Performance Goal for Net Income is exactly attained. If the Actual Net Income exceeds the Net Income Threshold but does not exceed the Performance Goal for Net Income, then the Award Pool shall equal the Full Amount multiplied by the ratio of the Actual Net Income divided by the Performance Goal for Net Income. If the Actual Net Income equals or exceeds the Maximum Awardable Net Income, then the Award Pool shall equal the Maximum Award Pool. If the Actual Net Income exceeds the Performance Goal for Net Income, but is less than the Maximum Awardable Net Income, then the Award Pool shall be increased proportionately from the Full Award to the Maximum Award Pool to the degree the excess of the Actual Net Income over the Performance Goal for Net Income compares to the excess of Maximum Awardable Net Income over the Performance Goal for Net Income.


                                     2 of 6

         4. PERFORMANCE SHARING BANK. The Cash Award shall be added to the Grantee's Performance Sharing Bank account. After taking into account any addition to the Grantee's Performance Sharing Bank for the immediately preceding Performance Period (if any), thirty-three percent (33%) of the Grantee's Bank Balance shall be distributed to the Grantee in one lump-sum cash payment.

         5.       WITHHOLDING.

         The Company may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such Subsidiary to the Grantee the requisite tax upon the amount of taxable income, if any, recognized by the Grantee in connection with the payment of such portion of the Bank Balance as is set forth in Section 4 of this Agreement, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Grantee or by payment to the Company by the Grantee of the required withholding tax, as shall be determined by the Company.

         6. EFFECT OF CHANGE IN CONTROL, RETIREMENT, DEATH, DISABILITY AND OTHER TERMINATION. Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, Retirement, death of the Grantee, Disability of Grantee, or involuntary termination of Grantee without Cause (whether due to corporate reorganization, job elimination or otherwise), the Grantee's entire Bank Balance shall become immediately distributable as of the effective date of such Change of Control, Retirement, death, Disability, or involuntary termination without Cause. If the Grantee's employment with the Company is terminated either voluntarily on the Grantee's part or for Cause by the Company, the Grantee's entire Bank Balance shall be forfeited.

         7. NONTRANSFERABILITY. The rights herein granted to Grantee shall not be transferable other than by will or by the laws of descent and distribution.

         8. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Grantee's employment at any time.

         9. TERMINATING EVENTS. Subject to Section 4 hereof, upon the effective date of a merger or consolidation of the Company (hereinafter referred to as a "Transaction"), all rights with respect to the Cash Awards shall continue in effect.

         10. MODIFICATION OF AGREEMENT. This Agreement can be modified, amended, suspended or terminated, and any terms or conditions can be waived, but only by a written instrument executed by the parties hereto.

         11. SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of


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

this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         12. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts-of-laws principles thereof.

         13. SUCCESSORS IN INTEREST. This Agreement shall inure to the benefit of, and be binding upon, each successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee and Grantee's heirs, executors, administrators and successors.

         14. RESOLUTION OF DISPUTES. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Company's Board of Directors or Committee. Any determination made hereunder shall be final, binding, and conclusive on the Grantee and the Company for all purposes.

         15. MISCELLANEOUS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single document. As used herein, the masculine, feminine and neuter shall each include the others and the singular and plural shall each include the other, and this Agreement shall be read accordingly when required by the facts. As used herein, "the Company" includes not only Allied Holdings, Inc., but also each subsidiary thereof, and this Agreement shall be read accordingly when required by the facts.


                                     4 of 6

         IN WITNESS WHEREOF, the Grantee has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized Officers, all the day and year first set forth above.

GRANTEE:                                     ALLIED HOLDINGS, INC.


                                             By:
------------------------------------            --------------------------------
[NAME]
                                             Its:
                                                 -------------------------------


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

                                    EXHIBIT A

                       PERFORMANCE MEASURES AND CASH AWARD

         Grantee:
                 ---------------------------------------------------------------

         Grant Date:
                    ------------------------------------------------------------

         Performance Period--Fiscal Year of the Company Ended:
                                                              ------------------

         Performance Goal for Net Income:
                                         ---------------------------------------

         Full Award:
                    ------------------------------------------------------------

         Net Income Threshold:
                              --------------------------------------------------

         Award Percentage:
                          ------------------------------------------------------

         Maximum Award Pool:
                            ----------------------------------------------------

         Maximum Awardable Net Income:
                                      ------------------------------------------

Dated:
      ---------------------------------

GRANTEE:                                     ALLIED HOLDINGS, INC.

                                             By:
---------------------------------------         --------------------------------
[NAME]
                                             As Its:
                                                    ----------------------------


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